UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Golar LNG Partners LP

(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton, HM 08, Bermuda

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173160

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Golar LNG Partners LP (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333- 173160) (the “Form F-1 Registration Statement”), initially filed with the Securities and Exchange Commission on March 30, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-173160), initially filed with the Securities and Exchange Commission on March 30, 2011 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form F-1 Registration Statement).

3.

Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Form F-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLAR LNG PARTNERS LP

By:	/s/ Graham Robjohns
Graham Robjohns
Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Date:  April 5, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-173160), initially filed with the Securities and Exchange Commission on March 30, 2011 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form F-1 Registration Statement).

3.

Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Form F-1 Registration Statement).